Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Fourth Quarter and Full Year 2025 Financial Results

Results for the Fourth Quarter 2025 and Future Outlook:
•Net income attributable to Green Plains of $11.9 million, or EPS of $0.17 per diluted share
•Adjusted EBITDA of $49.1 million, inclusive of $23.4 million in 45Z production tax credit value net of discounts and other costs
•Actively marketing 2026 45Z production tax credits
•Carbon capture fully operational at Central City, Wood River and York, Nebraska facilities
•Achieved strong utilization in the quarter from the eight operating ethanol plants of 97%, calculated using revised stated capacity
•Disciplined risk management strategy continues to support first quarter margins and cash flow

OMAHA, Neb., Feb 5, 2026 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the fourth quarter and full year 2025. Net income attributable to the company was $11.9 million, or $0.17 per diluted share for the fourth quarter compared to net loss attributable to the company of $54.9 million, or $(0.86) per diluted share, for the same period in 2024. Adjusted EBITDA was $49.1 million for the quarter compared to $(18.2) million for the same period in 2024. The results for the quarter include $27.7 million of 45Z production tax credit value net of discounts recorded as income tax benefit. Revenues for the quarter were $428.8 million compared with $584.0 million for the same period in the prior year.

“Another quarter of strong operating cash flow shows the impact of the actions we have taken to strengthen the business,” said Chris Osowski, President and Chief Executive Officer of Green Plains. “Our continued focus on operational excellence is translating directly into improved financial performance across the company.”

“Our high-performing, disciplined operations are continuing to deliver strong results,” added Osowski. “Maintaining that focus will support sustainable performance and drive long-term value for our shareholders.”

45Z production tax credits based on 2025 production were recorded as a benefit to income tax for the year ended December 31, 2025 of $54.2 million, net of a valuation allowance, in accordance with ASC 740 under U.S. GAAP and were added back to Adjusted EBITDA to reflect the operating benefit of the credits. Based on current production outlook and eligible gallons the company expects to generate at least $188 million of 45Z-related Adjusted EBITDA in 2026, net of discounts and applicable operating expenses. Final results will primarily depend on actual production volumes and carbon intensity factors at eligible plants. The company is considering early adopting ASU 2025-10, Accounting for Government Grants Received by Business Entities, effective in the first quarter of 2026 and is still assessing the impact on its financial statements including the presentation of its 45Z production tax credits.

Full Year Highlights:
•In the fourth quarter of 2025, carbon capture facilities in Central City, Wood River and York, Nebraska started up, significantly lowering the carbon intensity of these sites
•On October 27, 2025, successfully completed $200 million in privately negotiated convertible note exchange and subscription transactions enhancing financial flexibility
•On September 25, 2025, completed the sale of Obion, Tennessee plant for $170 million plus working capital, using the proceeds to eliminate $130.7 million junior mezzanine debt and strengthen corporate liquidity
•On September 17, 2025, executed tax credit monetization agreement for the Advantage Nebraska sites, along with an amendment on December 10, 2025 to expand program to three additional facilities
•Completed the sale of our 50% investment in GP Turnkey Tharaldson LLC as of June 30, 2025, for $24.3 million
•On April 22, 2025 the company announced that Eco-Energy, LLC had been selected as its exclusive ethanol marketer
•On April 15, 2025 the company entered into a Cooperation Agreement with Ancora Holdings Group, LLC and announced the refreshment of its Board of Directors through appointments of three independent new Board members

Results of Operations
Green Plains’ ethanol production segment sold 178.8 million gallons of ethanol during the fourth quarter of 2025, compared with 209.5 million gallons for the same period in 2024. The consolidated ethanol crush margin was $44.4 million for the fourth quarter of 2025, compared with $(15.5) million for the same period in 2024. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus marketing and agribusiness fees, nonrecurring decommissioning costs, and nonethanol operating activities, as well as 45Z production tax credits.

Consolidated revenues decreased $155.2 million for the three months ended December 31, 2025, compared with the same period in 2024, primarily as a result of lower ethanol volumes sold, as well as the company ceasing a third-party ethanol marketing agreement with Tharaldson Ethanol Plant I LLC effective April 1, 2025.

Net income attributable to Green Plains increased $66.9 million and adjusted EBITDA increased $67.3 million for the three months ended December 31, 2025, compared with the same period last year, primarily as a result of higher margins in our ethanol production segment as well as the benefit of 45Z production tax credits in the current year. Interest expense decreased $1.6 million for the three months ended December 31, 2025, primarily as a result of lower debt balances when compared with the same period in 2024. Income tax benefit was $28.5 million for the three months ended December 31, 2025 compared with income tax expense of $(7.0) million for the same period in 2024, primarily due to the recognition of 45Z production tax credits during the fourth quarter of 2025.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, renewable corn oil, natural gas and other commodities.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Var.	2025	2024	% Var.
Revenues
Ethanol production	$403,021	$471,348	(14.5)%	$1,901,858	$2,067,089	(8.0)%
Agribusiness and energy services	31,194	119,302	(73.9)	213,343	421,107	(49.3)
Intersegment eliminations	(5,366)	(6,628)	(19.0)	(23,521)	(29,400)	(20.0)
	$428,849	$584,022	(26.6)%	$2,091,680	$2,458,796	(14.9)%

Gross margin
Ethanol production (1)	$27,236	$(10,431)	*	$97,579	$83,629	16.7%
Agribusiness and energy services	12,915	16,582	(22.1)	39,347	46,821	(16.0)
	$40,151	$6,151	*	$136,926	$130,450	5.0%

Depreciation and amortization
Ethanol production	$22,732	$20,262	12.2%	$90,553	$82,784	9.4%
Agribusiness and energy services (2)	31	678	(95.4)	4,741	2,185	117.0
Corporate activities (3)	756	506	49.4	3,140	5,618	(44.1)
	$23,519	$21,446	9.7%	$98,434	$90,587	8.7%

Operating income (loss)
Ethanol production (1)	$(8,088)	$(40,132)	(79.8)%	$(55,482)	$(40,758)	36.1%
Agribusiness and energy services (2)	10,436	12,156	(14.1)	20,660	28,156	(26.6)
Corporate activities (3) (4) (5)	(12,842)	(12,935)	(0.7)	(32,426)	(34,857)	(7.0)
	$(10,494)	$(40,911)	(74.3)%	$(67,248)	$(47,459)	41.7%

Adjusted EBITDA
Ethanol production (1)	$15,007	$(20,830)	*	$33,247	$39,645	(16.1)%
Agribusiness and energy services	10,812	13,080	(17.3)	25,661	31,935	(19.6)
Corporate activities (5)	(11,821)	(11,169)	5.8	(57,225)	(23,934)	139.1
EBITDA	13,998	(18,919)	*	1,683	47,646	(96.5)
Restructuring costs	2,526	—	*	24,341	—	*
(Gain) loss on sale of assets, net	427	—	*	(31,535)	(30,723)	2.6
Impairment of assets held for sale	3,838	—	*	14,562	—	*
Other expense (6)	—	—	*	2,025	—	*
45Z production tax credits (7)	27,640	—	*	54,161	—	*
Loss on sale of equity method investment	669	—	*	26,856	—	*
Proportional share of EBITDA adjustments to equity method investees	45	753	(94.0)	1,918	1,792	7.0
	$49,143	$(18,166)	*	$94,011	$18,715	*
(1)Ethanol production includes margins from a one-time sale of accumulated RINs of $22.6 million for the year-ended December 31, 2025, offset by impairment of assets held for sale of $3.8 million and $14.6 million for the three and twelve months ended December 31, 2025, respectively, and an inventory lower of cost or net realizable value adjustment of $1.5 million and $2.1 million for the years-ended December 31, 2025 and 2024, respectively.
(2)Depreciation and amortization for agribusiness and energy services includes impairment of property and equipment of $3.1 million for the twelve months ended December 31, 2025.
(3)Depreciation and amortization for corporate activities includes an impairment of a research and development technology intangible asset of $3.5 million for the twelve months ended December 31, 2024.
(4)Corporate activities includes $2.6 million and $16.1 million of restructuring costs for the three and twelve months ended December 31, 2025 as a result of the company's cost reduction initiative, including severance related to the departure of its former CEO.
(5)Corporate activities includes a loss on sale of assets of $0.4 million and net gain on sale of assets of $31.5 million for the three and twelve months ended December 31, 2025, respectively, and a loss on the sale of equity method investment of $0.7 million and $26.9 million for the same periods. Corporate activities include a net gain on sale of assets of $30.7 million for the twelve months ended December 31, 2024.
(6)Other expense includes non-cash expense related to the revaluation of liability-based warrants recorded within other, net on the consolidated statements of operations for the twelve months ended December 31, 2025.
(7)45Z production tax credits are recorded in income tax benefit on the consolidated statements of operations for the three and twelve months ended December 31, 2025.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Var.	2025	2024	% Var.

Ethanol production
Ethanol (gallons)	178,777	209,540	(14.7)%	764,940	846,226	(9.6)%
Distillers grains (equivalent dried tons)	378	469	(19.4)	1,625	1,890	(14.0)
Ultra-High Protein (tons)	60	54	11.1	265	248	6.9
Renewable corn oil (pounds)	64,572	73,376	(12.0)	266,411	290,801	(8.4)
Corn consumed (bushels)	60,391	71,221	(15.2)	258,568	289,454	(10.7)

Agribusiness and energy services (1)
Ethanol (gallons)	183,065	269,758	(32.1)	874,962	1,050,602	(16.7)

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended December 31,
	2025	2024

Ethanol production operating loss (1)	$(8,088)	$(40,132)
Depreciation and amortization	22,732	20,262
45Z production tax credits (2)	27,640	—
Impairment loss on assets held for sale	3,838	—
Adjusted ethanol production operating income (loss)	46,122	(19,870)
Intercompany fees and nonethanol operating activities, net (3)	(1,739)	4,388
Consolidated ethanol crush margin	$44,383	$(15,482)
(1) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $1.5 million and $2.1 million for the three months ended December 31, 2025 and 2024, respectively.
(2) 45Z production tax credits are recorded within income tax benefit for the three months ended December 31, 2025.
(3) For the three months ended December 31, 2025 and 2024, includes $(5.0) million and $(0.3) million, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of December 31, 2025, Green Plains had $230.1 million in total cash and cash equivalents, and restricted cash, and $325.0 million available under a committed revolving credit facility, subject to restrictions or other lending conditions based specifically on the availability of sufficient eligible collateral to support additional borrowings. Total debt outstanding at December 31, 2025 was $399.5 million, including $33.6 million outstanding debt under working capital revolvers and other short-term borrowing arrangements.

Conference Call Information
On February 5, 2026, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss fourth quarter 2025 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the amortization of right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to restructuring costs, net (gain) loss on sale of assets, loss on sale of equity method investment, impairment of assets held for sale, our proportional share of EBITDA adjustments of our equity method investees, 45Z production tax credits and other expense related to liability-based warrant expense. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company driving the transition to a low-carbon economy through the production of renewable fuels and sustainable, high-impact ingredients. Leveraging agricultural, biological, and fermentation expertise, the company transforms renewable crops into low-carbon energy and feedstocks. Green Plains is a leader in low-carbon intensity (CI) biofuels production and continues to explore opportunities to expand its output. With a strong commitment to innovation and operational excellence, Green Plains is delivering long-term value to stakeholders. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed or new technologies being deployed; the failure to realize the anticipated selling, general and administrative expense savings from restructuring; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels, distillers grains, Ultra-High Protein, and renewable corn oil; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions, changes in government policies, and global political or economic issues; the financial condition of the company’s customers and counterparties; any non-performance by customers and counterparties of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws such as the One Big Beautiful Bill Act, tariffs, renewable fuel programs, tax credit programs, and low carbon programs; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; the results of any reviews, investigations or other proceedings by government authorities; the performance of the company; and other factors detailed in reports filed with the Securities and Exchange Commission (the “SEC”).

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC, and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$182,319	$173,041
Restricted cash	47,813	36,354
Accounts receivable, net	74,374	94,901
Inventories	148,095	227,444
Derivative financial instruments	11,494	10,154
Prepaid expenses and other	18,117	27,138
Total current assets	482,212	569,032
Property and equipment, net	957,256	1,042,460
Operating lease right-of-use assets	63,849	72,161
Deferred income taxes, net	33,837	—
Other assets	41,242	98,521
Total assets	$1,578,396	$1,782,174

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$134,912	$154,817
Accrued and other liabilities	66,828	53,712
Derivative financial instruments	7,901	9,500
Operating lease current liabilities	21,557	24,711
Short-term notes payable and other borrowings	33,584	140,829
Current maturities of long-term debt	3,924	2,118
Total current liabilities	268,706	385,687
Long-term debt	361,992	432,460
Operating lease long-term liabilities	43,648	49,190
Carbon equipment liabilities	104,217	17,918
Other liabilities	27,862	22,382
Total liabilities	806,425	907,637

Stockholders' equity
Total Green Plains stockholders' equity	766,247	865,215
Noncontrolling interests	5,724	9,322
Total stockholders' equity	771,971	874,537
Total liabilities and stockholders' equity	$1,578,396	$1,782,174

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Revenues	$428,849	$584,022	$2,091,680	$2,458,796

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	388,698	577,871	1,954,754	2,328,346
Selling, general and administrative expenses	22,861	25,616	122,713	118,045
Loss (gain) on sale of assets, net	427	—	(31,535)	(30,723)
Depreciation and amortization expenses	23,519	21,446	98,434	90,587
Impairment of assets held for sale	3,838	—	14,562	—
Total costs and expenses	439,343	624,933	2,158,928	2,506,255
Operating loss	(10,494)	(40,911)	(67,248)	(47,459)

Other income (expense)
Interest income	1,454	1,823	4,180	7,560
Interest expense	(6,093)	(7,726)	(76,668)	(33,095)
Other, net	146	424	(4,081)	1,696
Total other income (expense)	(4,493)	(5,479)	(76,569)	(23,839)
Loss before income taxes and loss from equity method investees	(14,987)	(46,390)	(143,817)	(71,298)
Income tax benefit (expense)	28,508	(6,981)	51,746	(6,212)
Loss from equity method investees, net of income taxes	(627)	(1,295)	(28,929)	(3,679)
Net income (loss)	12,894	(54,666)	(121,000)	(81,189)
Net income attributable to noncontrolling interests	954	269	278	1,308
Net income (loss) attributable to Green Plains	$11,940	$(54,935)	$(121,278)	$(82,497)

Earnings per share
Net income (loss) attributable to Green Plains - basic	$0.17	$(0.86)	$(1.80)	$(1.29)
Net income (loss) attributable to Green Plains - diluted	$0.17	$(0.86)	$(1.80)	$(1.29)

Weighted average shares outstanding
Basic	69,482	63,961	67,496	63,796
Diluted	73,619	63,961	67,496	63,796

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(121,000)	$(81,189)
Noncash operating adjustments
Depreciation and amortization	98,434	90,587
Gain on sale of assets, net	(31,535)	(30,723)
Impairment of assets held for sale	14,562	—
Inventory lower of cost or net realizable value adjustment	1,463	2,143
Amortization of debt issuance costs and non-cash interest expense	9,967	2,277
Loss on extinguishment of debt	36,906	1,763
Deferred income taxes	(52,985)	3,944
Stock-based compensation	17,122	8,274
Loss from equity method investees, net of income taxes	28,929	3,679
Other	9,943	740
Net change in working capital	99,058	(31,460)
Net cash provided by (used in) operating activities	110,864	(29,965)

Cash flows from investing activities
Purchases of property and equipment, net	(37,199)	(95,084)
Proceeds from the sale of assets, net	179,909	48,704
Proceeds for the sale of equity method investment	24,332	—
Investment in equity method investees	(4,909)	(15,672)
Net cash provided by (used in) investing activities	162,133	(62,052)

Cash flows from financing activities
Net payments - long term debt	(102,598)	(61,697)
Net proceeds (payments) - short-term borrowings	(107,702)	33,962
Payments on extinguishment of non-controlling interest	—	(29,196)
Payments for repurchase of common stock	(30,000)	—
Other	(11,960)	(20,419)
Net cash used in financing activities	(252,260)	(77,350)

Net change in cash and cash equivalents, and restricted cash	20,737	(169,367)
Cash and cash equivalents, and restricted cash, beginning of period	209,395	378,762
Cash and cash equivalents, and restricted cash, end of period	$230,132	$209,395

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$182,319	$173,041
Restricted cash	47,813	36,354
Total cash and cash equivalents, and restricted cash	$230,132	$209,395

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$12,894	$(54,666)	$(121,000)	$(81,189)
Interest expense	6,093	7,726	76,668	33,095
Income tax expense (benefit), net of equity method income taxes	(28,508)	6,575	(52,419)	5,153
Depreciation and amortization (1)	23,519	21,446	98,434	90,587
EBITDA	13,998	(18,919)	1,683	47,646

Restructuring costs	2,526	—	24,341	—
Loss (gain) on sale of assets, net	427	—	(31,535)	(30,723)
Impairment of assets held for sale	3,838	—	14,562	—
Other expense (2)	—	—	2,025	—
45Z production tax credits (3)	27,640	—	54,161	—
Loss on sale of equity method investment	669	—	26,856	—
Proportional share of EBITDA adjustments to equity method investees	45	753	1,918	1,792
Adjusted EBITDA	$49,143	$(18,166)	$94,011	$18,715

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) Other expense includes non-cash expense related to the revaluation of liability-based warrants recorded in other, net on the consolidated statements of operations for the twelve months ended December 31, 2025.
(3) 45Z production tax credits are recorded within income tax benefit on the consolidated statements of operations for the three and twelve months ended December 31, 2025.

Green Plains Inc. Contacts
Investors: Will Joekel, CFA | Vice President and Treasurer | 402.952.4946 | will.joekel@gpreinc.com
Media: 402.884.8700 | media@gpreinc.com

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